New York Mortgage Trust Reports
Second Quarter 2019 Results

NEW YORK, NY - August 5, 2019 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and six months ended June 30, 2019.

Summary of Second Quarter 2019:

•	Earned net income attributable to common stockholders of $16.5 million, or $0.08 per share (basic), and comprehensive income to common stockholders of $36.6 million, or $0.18 per share.

•	Earned net interest income of $25.7 million and portfolio net interest margin of 216 basis points.

•
Recognized book value per common share of $5.75 at June 30, 2019, unchanged from March 31, 2019, resulting in an economic return of 3.5% for the quarter and an annualized economic return of 17.7% for the six months ended June 30, 2019.

•	Acquired residential, multi-family and other credit assets totaling $504.3 million.

•	Declared second quarter dividend of $0.20 per common share that was paid on July 25, 2019.

•	Issued 22,960,200 shares of common stock collectively through an underwritten public offering and at-the-market common equity offering program, resulting in total net proceeds of $136.7 million.

•	Issued 661,287 shares of preferred stock under an at-the-market preferred equity offering program, resulting in net proceeds of $16.1 million.

Subsequent Development:

On July 22, 2019, the Company issued 23,000,000 shares of its common stock through an underwritten public offering at a public offering price of $6.11 per share, resulting in total net proceeds to the Company of $137.5 million after deducting underwriting discounts and commissions and estimated offering expenses.

Management Overview

Steven Mumma, NYMT’s Chairman and Chief Executive Officer, commented: “The Company continues to deliver solid results, generating GAAP earnings per share of $0.08 and comprehensive earnings per share of $0.18 for the second quarter. Book value per common share at June 30, 2019 of $5.75 was unchanged from the prior quarter, resulting in a total economic return of 3.5% for the quarter. When combining operating results for the first two quarters of 2019, the Company has generated a total economic return of 8.8%, which represents a 17.7% return on an annualized basis, with comprehensive earnings per share of $0.47 exceeding common dividends paid to date in 2019 by 17.5%.

Our investment team remained active during the second quarter, sourcing and closing on more than $500 million in credit sensitive assets, bringing our total investment portfolio to $4.2 billion at June 30, 2019. To fund a portion of this investment activity, the Company continued to opportunistically access the public capital markets during the second quarter through a follow-on offering and an at-the-market equity offering program, raising aggregate net proceeds of $136.7 million at levels that were 4% accretive to our current book value.

While the last twelve months for the Company have been filled with new hires, an increase in our equity capital base to over $1.7 billion and the acquisition of more than $2.0 billion in new credit investments, the NYMT team remains focused on fulfilling its objective to deliver long-term stable distributions to our stockholders over changing economic conditions - having delivered a total economic return of 13.7% over the twelve months ended June 30, 2019 while maintaining a dividend payment rate of $0.20 per share, our tenth straight quarter at that level.”

Jason Serrano, NYMT’s President, added: “Against a slowing macroeconomic backdrop, we are excited about our ability to produce compelling risk adjusted returns while utilizing conservative levels of recourse leverage, 1.8x as of June 30, 2019. In the quarter, credit spreads across multi-family and single-family markets tightened in sympathy with the broader markets. Agency MBS spreads have widened year to date, even as investment grade corporate credit spreads have tightened. Our rotation into credit continues to add value to our shareholders, as agency MBS exposure as a percentage of our investment portfolio has declined by 21.1% through the first six months of 2019 and represents just 9.8% of our total equity as of June 30, 2019. We believe our corporate liquidity and ability to take advantage of mispricing through proprietary sourcing channels in the residential credit sector has never been stronger.”

Capital Allocation

The following tables set forth our allocated capital by investment category at June 30, 2019, our interest income and interest expense by investment category, and the weighted average yield, average cost of funds, and portfolio net interest margin for our average interest earning assets (by investment category) for the three months ended June 30, 2019 (dollar amounts in thousands):

Capital Allocation at June 30, 2019:
	Agency RMBS	Residential Credit (1)	Multi-Family Credit(2)	Other	Total
Carrying Value	$994,200	$1,778,276	$1,402,217	$24,739	$4,199,432
Liabilities
Callable (3)	(871,613)	(932,649)	(800,094)	—	(2,604,356)
Non-Callable	—	(45,280)	—	(45,000)	(90,280)
Convertible	—	—	—	(131,839)	(131,839)
Hedges (Net) (4)	14,047	—	—	—	14,047
Cash and Restricted Cash (5)	9,942	64,741	21,117	40,150	135,950
Goodwill	—	—	—	25,222	25,222
Other	3,738	35,511	(7,965)	(51,778)	(20,494)
Net Capital Allocated	$150,314	$900,599	$615,275	$(138,506)	$1,527,682

Net Interest Income- Three Months Ended June 30, 2019:
Interest Income	$6,758	$18,725	$26,834	$29	$52,346
Interest Expense	(5,887)	(10,092)	(7,246)	(3,430)	(26,655)
Net Interest Income (Expense)	$871	$8,633	$19,588	$(3,401)	$25,691

Portfolio Net Interest Margin - Three Months Ended June 30, 2019:
Average Interest Earning Assets (6)	$1,017,409	$1,506,973	$1,018,847	$1,098	$3,544,327
Weighted Average Yield on Interest Earning Assets (7)	2.66%	4.97%	10.54%	10.44%	5.91%
Less: Average Cost of Funds (8)	(2.62)%	(4.54)%	(4.20)%	—	(3.75)%
Portfolio Net Interest Margin (9)	0.04%	0.43%	6.34%	10.44%	2.16%

(1)
Includes $1.1 billion of distressed and other residential mortgage loans at fair value, $218.1 million of distressed and other residential mortgage loans at carrying value, $432.8 million of non-Agency RMBS and $61.3 million of investments in unconsolidated entities.

(2)
The Company, through its ownership of certain securities, has determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s condensed consolidated financial statements.  Carrying Value and Average Interest Earning Assets for the quarter exclude all Consolidated K-Series assets other than those securities actually owned by the Company. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net capital allocated to and net interest income from multi-family investments is included below in “Additional Information.”

(3)	Includes repurchase agreements.

(4)	Includes derivative liabilities of $27.8 million netted against a $41.9 million variation margin receivable.

(5)	Restricted cash is included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets.

(6)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost.

(7)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our Average Interest Earning Assets for the quarter.

(8)
Our Average Cost of Funds was calculated by dividing our annualized interest expense for the quarter by our average interest bearing liabilities, excluding our subordinated debentures and convertible notes, which generated interest expense of approximately $0.7 million and $2.7 million, respectively, for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps.

(9)
Portfolio Net Interest Margin is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the weighted average cost of subordinated debentures and convertible notes.

Prepayment History

The following table sets forth the constant prepayment rates (“CPR”) for our Agency fixed-rate RMBS and Agency ARMs, by quarter, for the quarterly periods indicated.

Quarter Ended	Weighted Average	Agency Fixed-Rate RMBS	Agency ARMs
June 30, 2019	10.3%	9.6%	20.0%
March 31, 2019	6.6%	6.5%	8.2%
December 31, 2018	7.2%	6.8%	12.9%
September 30, 2018	7.8%	7.3%	14.6%
June 30, 2018	6.6%	5.9%	16.3%

Second Quarter Earnings Summary

Net Income

For the quarter ended June 30, 2019, we reported net income attributable to common stockholders of $16.5 million as compared to $38.2 million for the quarter ended March 31, 2019.

We generated net interest income of $25.7 million and a portfolio net interest margin of 216 basis points for the quarter ended June 30, 2019 as compared to net interest income of $26.2 million and a portfolio net interest margin of 240 basis points for the quarter ended March 31, 2019. The change in net interest income in the second quarter was primarily driven by:

•
A decrease of $1.9 million in net interest income on our residential credit portfolio due to lower asset yields in the second quarter. In the first quarter, there was an increase in delinquent interest collected on loans that were past due or non-accrual as of the beginning of the period.

•
An increase of $1.7 million in net interest income on our multi-family credit portfolio primarily from income recognized on our first loss PO CMBS investments purchased in the latter part of the first quarter.

•	A decrease of $0.3 million in net interest income on our Agency RMBS portfolio primarily due to an increase in prepayment rates.

The main components of other income for the quarters ended June 30, 2019 and March 31, 2019, respectively, are detailed in the following table (dollar amounts in thousands):

	Three Months Ended
Other Income	June 30, 2019	March 31, 2019
Recovery of loan losses	$1,296	$1,065
Realized gain on investment securities and related hedges, net	—	16,801
Realized gain on distressed and other residential mortgage loans at carrying value, net	2,054	2,079
Net gain on distressed and other residential mortgage loans at fair value	12,271	11,010
Unrealized loss on investment securities and related hedges, net	(15,007)	(14,586)
Unrealized gain on multi-family loans and debt held in securitization trusts, net	5,207	9,410
Loss on extinguishment of debt	—	(2,857)
Income from real estate held for sale in consolidated variable interest entities	—	215
Other income	2,740	7,728
Total other income	$8,561	$30,865

For the quarter ended June 30, 2019, we recognized other income of $8.6 million primarily comprised of the following:

•
Total net gain of $12.3 million from our distressed and other residential mortgage loans held at fair value, comprised of a $9.9 million unrealized gain due to tightening credit spreads during the quarter and a $2.4 million realized gain during the period resulting primarily from sale activity.

•	Realized gain of $2.1 million from our distressed and other residential mortgage loans at carrying value, net resulting primarily from sale activity during the quarter.

•
Unrealized loss of $15.0 million from our interest rate swaps accounted for as trading instruments, which is offset by unrealized gains on our available for sale securities of $20.1 million reported as a component of other comprehensive income ("OCI").

•	Unrealized gain of $5.2 million on our Consolidated K-Series investments driven primarily by tightening credit spreads.

•
Other income of $2.7 million comprised primarily of $1.7 million in unrealized gains on joint venture equity investments, $1.7 million in income from preferred equity investments accounted for as investments in unconsolidated entities, and a $0.5 million gain on early redemption of a preferred equity investment. The Company also recognized $1.5 million in net losses from our interest in a real estate development property, which will be offset by a $0.7 million non-controlling interest share of these losses.

The following table details the general and administrative expenses for the quarters ended June 30, 2019 and March 31, 2019, respectively (dollar amounts in thousands):

	Three Months Ended
General and Administrative Expenses	June 30, 2019	March 31, 2019
Salaries, benefits and directors’ compensation	$6,492	$5,671
Base management and incentive fees	543	723
Other general and administrative expenses	2,780	2,516
Total general and administrative expenses	$9,815	$8,910

The change in general and administrative expenses is primarily related to the annual awards in equity compensation paid to non-employee directors of the Company in the second quarter.

The following table sets out the operating expenses related to our distressed and other residential mortgage loans and the real estate held for sale in consolidated variable interest entities for the quarters ended June 30, 2019 and March 31, 2019, respectively (dollar amounts in thousands):

	Three Months Ended
Operating Expenses	June 30, 2019	March 31, 2019
Expenses related to distressed and other residential mortgage loans	$2,579	$3,252
Expenses related to real estate held for sale in consolidated variable interest entities	—	482
Total operating expenses	$2,579	$3,734

The decrease in operating expenses in the second quarter can be primarily attributed to a decrease in servicing fees on distressed and other residential mortgage loans and a reduction in expenses related to real estate held for sale in consolidated variable interest entities as a result of the sale of a multi-family apartment property in February 2019.

Comprehensive Income

For the quarter ended June 30, 2019, we reported comprehensive income to common stockholders of $36.6 million, as compared to $51.3 million for the quarter ended March 31, 2019. The main components of comprehensive income for the quarters ended June 30, 2019 and March 31, 2019, respectively, are detailed in the following table (dollar amounts in thousands):

	Three Months Ended
	June 30, 2019	March 31, 2019
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$16,478	$38,214
OTHER COMPREHENSIVE INCOME
Increase (decrease) in fair value of available for sale securities
Agency RMBS	12,971	16,796
Non-Agency RMBS	1,074	4,623
CMBS	6,076	5,293
ABS	(29)	—
Total	20,092	26,712
Reclassification adjustment for net gain included in net income - CMBS	—	(13,665)
TOTAL OTHER COMPREHENSIVE INCOME	20,092	13,047
COMPREHENSIVE INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$36,570	$51,261

The change in OCI can be attributed primarily to the reclassification of unrealized gains reported in OCI to net income in relation to the sale of certain multi-family CMBS investments in the first quarter. In addition, pricing on our Agency RMBS, non-Agency RMBS and CMBS improved since March 31, 2019 contributing $0.10 per share in comprehensive income for the quarter ended June 30, 2019.

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter ended June 30, 2019 (amounts in thousands, except per share):

	Quarter Ended June 30, 2019
	Amount	Shares	Per Share(1)
Beginning Balance	$1,079,105	187,831	$5.75
Common stock issuance, net(2)	138,471	23,042
Preferred stock issuance, net	16,087
Preferred stock liquidation preference	(16,532)
Balance after share issuance activity	1,217,131	210,873	5.77
Dividends declared	(42,155)		(0.20)
Net change in accumulated other comprehensive income:
Investment securities, available for sale (3)	20,092		0.10
Net income attributable to Company's common stockholders	16,478		0.08
Ending Balance	$1,211,546	210,873	$5.75

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of June 30, 2019 of 210,872,614.

(2)	Includes amortization of stock based compensation.

(3)	The increases relate to unrealized gains in our investment securities due to improved pricing.

Conference Call

On Tuesday, August 6, 2019 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and six months ended June 30, 2019. The conference call dial-in number is (877) 312-8806. The replay will be available until Tuesday, August 13, 2019 and can be accessed by dialing (855) 859-2056 and entering passcode 2576655. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Second quarter 2019 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which is expected to be filed with the Securities and Exchange Commission on or about August 9, 2019. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets structured multi-family property investments such as multi-family CMBS and preferred equity in, and mezzanine loans to, owners of multi-family properties, residential mortgage loans (including distressed residential mortgage loans, non-QM loans, second mortgage loans and other residential mortgage loans), non-Agency RMBS, Agency RMBS and certain mortgage-, residential housing- and other credit-related assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of mortgage loans issued or guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; “Agency fixed-rate RMBS” refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “IO RMBS” refers to RMBS comprised of IOs; “Agency IOs” refers to Agency RMBS comprised of IO RMBS; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality ARMs held in securitization trusts; “distressed residential mortgage loans” refers to pools of re-performing, non-performing, and other delinquent mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “Consolidated K-Series” refers to certain Freddie Mac-sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, own the first loss PO securities and certain IO and/or mezzanine securities issued by them that we consolidate in our financial statements in accordance with GAAP; and “Residential Credit” portfolio includes distressed and other residential mortgage loans at fair value, distressed and other residential mortgage loans at carrying value, non-Agency RMBS, mortgage loans held for sale, mortgage loans held for investment and certain investments in unconsolidated entities that invest in single-family residential assets.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our condensed consolidated statements of operations.

A reconciliation of our net capital allocated to our multi-family credit portfolio to our condensed consolidated financial statements as of June 30, 2019 is set forth below (dollar amounts in thousands):

Multi-family loans held in securitization trusts, at fair value	$14,573,925
Multi-family CDOs, at fair value	(13,772,726)
Net carrying value	801,199
Investment securities available for sale, at fair value	292,090
Total CMBS, at fair value	1,093,289
Preferred equity investments, mezzanine loans and investments in unconsolidated entities	296,187
Real estate under development (1)	16,727
Mortgages and notes payable in consolidated variable interest entities	(3,986)
Repurchase agreements, investment securities	(800,094)
Cash and other	13,152
Net Capital in Multi-Family Credit	$615,275

(1)	Included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets.

A reconciliation of our net interest income generated by our multi-family credit portfolio to our condensed consolidated financial statements for the three months ended June 30, 2019 is set forth below (dollar amounts in thousands):

Three Months Ended June 30, 2019
Interest income, multi-family loans held in securitization trusts	$133,157
Interest income, investment securities, available for sale (1)	3,443
Interest income, preferred equity and mezzanine loan investments	5,148
Interest expense, multi-family collateralized debt obligations	(114,914)
Interest income, Multi-Family Credit, net	26,834
Interest expense, repurchase agreements	(7,246)
Net interest income, Multi-Family Credit	$19,588

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other interest earning assets.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; the Company's ability to identify and acquire its targeted assets, including assets in its investment pipeline; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Kristine R. Nario-Eng
Chief Financial Officer
Phone: (646) 216-2363
Email: KNario@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value	$1,743,869	$1,512,252
Distressed and other residential mortgage loans, at fair value	1,061,954	737,523
Distressed and other residential mortgage loans, net	218,094	285,261
Investments in unconsolidated entities	166,148	73,466
Preferred equity and mezzanine loan investments	191,387	165,555
Multi-family loans held in securitization trusts, at fair value	14,573,925	11,679,847
Derivative assets	14,047	10,263
Cash and cash equivalents	134,993	103,724
Real estate held for sale in consolidated variable interest entities	—	29,704
Goodwill	25,222	25,222
Receivables and other assets	135,845	114,821
Total Assets (1)	$18,265,484	$14,737,638
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	$2,604,356	$2,131,505
Residential collateralized debt obligations	45,280	53,040
Multi-family collateralized debt obligations, at fair value	13,772,726	11,022,248
Convertible notes	131,839	130,762
Subordinated debentures	45,000	45,000
Mortgages and notes payable in consolidated variable interest entities	3,986	31,227
Securitized debt	—	42,335
Accrued expenses and other liabilities	134,615	101,228
Total liabilities (1)	16,737,802	13,557,345
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,101,683 and 3,000,000 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	74,854	72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 6,600,000 and 4,140,000 shares authorized as of June 30, 2019 and December 31, 2018, respectively, 3,993,866 and 3,600,000 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	96,486	86,862
Preferred stock, $0.01 par value, 8.00% Series D Fixed-to-Floating Rate cumulative redeemable, $25 liquidation preference per share, 8,400,000 and 5,750,000 shares authorized as of June 30, 2019 and December 31, 2018, respectively, 5,565,738 and 5,400,000 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	134,502	130,496
Common stock, $0.01 par value, 400,000,000 shares authorized, 210,872,614 and 155,589,528 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	2,109	1,556
Additional paid-in capital	1,337,330	1,013,391
Accumulated other comprehensive income (loss)	11,004	(22,135)
Accumulated deficit	(128,207)	(103,178)
Company's stockholders' equity	1,528,078	1,179,389
Non-controlling interest in consolidated variable interest entities	(396)	904
Total equity	1,527,682	1,180,293
Total Liabilities and Stockholders' Equity	$18,265,484	$14,737,638

(1)
Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of June 30, 2019 and December 31, 2018, assets of consolidated VIEs totaled $14,691,481 and $11,984,374, respectively, and the liabilities of consolidated VIEs totaled $13,870,064 and $11,191,736, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
INTEREST INCOME:
Investment securities and other interest earning assets	$15,355	$12,128	$30,671	$23,940
Distressed and other residential mortgage loans	13,598	5,104	29,489	12,645
Preferred equity and mezzanine loan investments	5,148	4,862	10,155	9,308
Multi-family loans held in securitization trusts	133,157	85,629	244,925	170,721
Total interest income	167,258	107,723	315,240	216,614

INTEREST EXPENSE:
Repurchase agreements and other interest bearing liabilities	22,823	10,477	43,209	20,127
Residential collateralized debt obligations	402	475	824	886
Multi-family collateralized debt obligations	114,914	74,686	211,711	149,165
Convertible notes	2,694	2,652	5,384	5,301
Subordinated debentures	734	690	1,474	1,310
Securitized debt	—	1,243	742	2,574
Total interest expense	141,567	90,223	263,344	179,363

NET INTEREST INCOME	25,691	17,500	51,896	37,251

OTHER INCOME (LOSS):
Recovery of loan losses	1,296	437	2,362	395
Realized (loss) gain on investment securities and related hedges, net	—	(8,847)	16,801	(12,270)
Realized gain on distressed and other residential mortgage loans at carrying value, net	2,054	2,214	4,133	1,442
Net gain (loss) on distressed and other residential mortgage loans at fair value	12,271	97	23,281	(70)
Unrealized (loss) gain on investment securities and related hedges, net	(15,007)	12,606	(29,593)	24,298
Unrealized gain on multi-family loans and debt held in securitization trusts, net	5,207	12,019	14,617	19,564
Loss on extinguishment of debt	—	—	(2,857)	—
Income from real estate held for sale in consolidated variable interest entities	—	1,253	215	3,379
Other income	2,740	228	10,465	4,223
Total other income	8,561	20,007	39,424	40,961

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	9,272	5,276	17,459	9,932
Base management and incentive fees	543	809	1,266	1,642
Expenses related to distressed and other residential mortgage loans	2,579	1,811	5,831	3,414
Expenses related to real estate held for sale in consolidated variable interest entities	—	873	482	2,479
Total general, administrative and operating expenses	12,394	8,769	25,038	17,467

INCOME FROM OPERATIONS BEFORE INCOME TAXES	21,858	28,738	66,282	60,745
Income tax benefit	(134)	(13)	(60)	(92)
NET INCOME	21,992	28,751	66,342	60,837
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	743	943	532	(1,526)
NET INCOME ATTRIBUTABLE TO COMPANY	22,735	29,694	66,874	59,311
Preferred stock dividends	(6,257)	(5,925)	(12,182)	(11,850)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$16,478	$23,769	$54,692	$47,461

Basic earnings per common share	$0.08	$0.21	$0.29	$0.42
Diluted earnings per common share	$0.08	$0.20	$0.29	$0.40
Weighted average shares outstanding-basic	200,691	115,211	187,628	113,623
Weighted average shares outstanding-diluted	202,398	135,164	209,011	133,470

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Net interest income	$25,691	$26,203	$21,873	$19,603	$17,500
Total other income	8,561	30,865	1,217	24,303	20,007
Total general, administrative and operating expenses	12,394	12,644	14,091	9,912	8,769
Income from operations before income taxes	21,858	44,424	8,999	33,994	28,738
Income tax (benefit) expense	(134)	74	(511)	(454)	(13)
Net income	21,992	44,350	9,510	34,448	28,751
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	743	(211)	91	(475)	943
Net income attributable to Company	22,735	44,139	9,601	33,973	29,694
Preferred stock dividends	(6,257)	(5,925)	(5,925)	(5,925)	(5,925)
Net income attributable to Company's common stockholders	16,478	38,214	3,676	28,048	23,769
Basic earnings per common share	$0.08	$0.22	$0.02	$0.21	$0.21
Diluted earnings per common share	$0.08	$0.21	$0.02	$0.20	$0.20
Weighted average shares outstanding - basic	200,691	174,421	148,871	132,413	115,211
Weighted average shares outstanding - diluted	202,398	194,970	149,590	152,727	135,164

Book value per common share	$5.75	$5.75	$5.65	$5.72	$5.76
Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Dividends declared per preferred share on Series B Preferred Stock	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends declared per preferred share on Series C Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50

Capital Allocation Summary

The following tables set forth our allocated capital by investment category as well as the weighted average yield on interest earning assets, average cost of funds and portfolio net interest margin for our interest earning assets for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Residential Credit	Multi-Family Credit	Other	Total
At June 30, 2019
Carrying value	$994,200	$1,778,276	$1,402,217	$24,739	$4,199,432
Net capital allocated	$150,314	$900,599	$615,275	$(138,506)	$1,527,682
Three Months Ended June 30, 2019
Average interest earning assets	$1,017,409	$1,506,973	$1,018,847	$1,098	$3,544,327
Weighted average yield on interest earning assets	2.66%	4.97%	10.54%	10.44%	5.91%
Less: Average cost of funds	(2.62)%	(4.54)%	(4.20)%	—	(3.75)%
Portfolio net interest margin	0.04%	0.43%	6.34%	10.44%	2.16%

At March 31, 2019
Carrying value	$1,023,938	$1,467,571	$1,299,404	$—	$3,790,913
Net capital allocated	$157,663	$723,960	$686,904	$(189,075)	$1,379,452
Three Months Ended March 31, 2019
Average interest earning assets	$1,053,529	$1,312,263	$927,201	—	$3,292,993
Weighted average yield on interest earning assets	2.87%	5.91%	10.45%	—	6.22%
Less: Average cost of funds	(2.76)%	(4.71)%	(4.37)%	—	(3.82)%
Portfolio net interest margin	0.11%	1.20%	6.08%	—	2.40%

At December 31, 2018
Carrying value	$1,037,730	$1,252,770	$1,166,628	$—	$3,457,128
Net capital allocated	$135,514	$555,900	$619,252	$(130,373)	$1,180,293
Three Months Ended December 31, 2018
Average interest earning assets	$1,087,267	$848,777	$786,394	—	$2,722,438
Weighted average yield on interest earning assets	2.74%	5.36%	10.85%	—	5.90%
Less: Average cost of funds	(2.46)%	(5.01)%	(5.00)%	—	(3.60)%
Portfolio net interest margin	0.28%	0.35%	5.85%	—	2.30%

At September 30, 2018
Carrying value	$1,055,433	$619,945	$947,851	$—	$2,623,229
Net capital allocated	$224,545	$402,819	$632,823	$(151,498)	$1,108,689
Three Months Ended September 30, 2018
Average interest earning assets	$1,121,180	$597,200	$681,040	—	$2,399,420
Weighted average yield on interest earning assets	2.67%	5.33%	11.55%	—	5.85%
Less: Average cost of funds	(2.22)%	(4.68)%	(5.04)%	—	(3.30)%
Portfolio net interest margin	0.45%	0.65%	6.51%	—	2.55%

At June 30, 2018
Carrying value	$1,101,344	$599,758	$875,563	$—	$2,576,665
Net capital allocated	$250,497	$333,853	$557,422	$(125,571)	$1,016,201
Three Months Ended June 30, 2018
Average interest earning assets	$1,167,278	$596,382	$639,637	—	$2,403,297
Weighted average yield on interest earning assets	2.69%	4.63%	11.43%	—	5.50%
Less: Average cost of funds	(2.02)%	(4.58)%	(4.69)%	—	(3.11)%
Portfolio net interest margin	0.67%	0.05%	6.74%	—	2.39%